EXHIBIT 10.14.1



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                 FIRST AMENDMENT TO THE SWANK, INC. KEY EMPLOYEE
                           DEFFERRED COMPENSATION PLAN




     The Swank, Inc. Key Employee Deferred Compensation Plan (the "Plan") is hereby amended as follows:

     1. Section 6.6 of the Plan is hereby amended and restated in its entirety, effective January 1, 1997, to read and provide as follows:

                     "6.6 Early Payment of Deferrals.  A  Participant's  Account
                          --------------------------
           Balance  shall  be paid in  accordance  with the  provisions  of this
           Article VI; provided, that a Participant may irrevocably elect in the Deferral Agreement in effect for a Plan Year that any Deferrals (determined without regard to earnings) made during such Plan Year shall be paid to the Participant on or about (but in no event later than thirty (30) days after) the earlier of (i) a specified anniversary of the first day of such Plan Year (but no earlier than the third anniversary of such date), or (ii) the date on which such Deferrals would otherwise be payable in accordance with the provisions of this Article VI."



                                               SWANK, INC.


                                               By: /s/ John Tulin
                                                   -------------------------
                                                       John Tulin, President


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                      MEMORANDUM TO ALL PARTICIPANTS IN THE
                            SWANK, INC. KEY EMPLOYEE
                     DEFERRED COMPENSATION PLAN (THE "PLAN")
                     ---------------------------------------


     As you know, you have been requested to complete a Deferred Compensation Election form each year, irrevocably electing to defer a portion of your compensation for services to be performed in the following year. The Plan gives you the option of deferring your compensation until your termination of employment (for any reason) or for a fixed term of three (3) years from January 1 of the year in which the services are to be provided (in both cases, subject to certain discretion on the part of Swank, Inc. (the "Company") to pay your compensation to you at a different time). For example, in late 1993, you could have elected to have your deferrals paid to you at your termination of employment or on January 1, 1997. It has come to the Company's attention that many of you believed you were deferring your compensation for a fixed term of three (3) years, but actually signed a document which provides for a later payout.

     Because of this confusion, the Plan Committee is asking each Participant in the Plan to clarify his elections as to his deferrals for compensation earned in 1994, 1995 and 1996. Please check the appropriate lines below. If you did not defer any portion of your compensation for a particular year, please leave both lines for that year blank.

     If you have any questions, please contact ___________________.

1994 Compensation:
------------------

_____ I intended to defer my compensation to January 1, 1997.

_____ I intended to defer my compensation until my actual termination of employment.


1995 Compensation:
------------------

_____ I intended to defer my compensation to January 1, 1998.

_____ I intended to defer my compensation until my actual termination of employment.


1996 Compensation:
------------------

_____ I intended to defer my compensation to January 1, 1999.

_____ I intended to defer my compensation until my actual termination of employment.


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                          THE SWANK, INC. KEY EMPLOYEE
                           DEFFERRED COMPENSATION PLAN

                               DEFERRAL AGREEMENT

ALL ELECTIONS HEREUNDER ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE SWANK, INC. KEY EMPLOYEE DEFERRED COMPANSATION PLAN (THE "PLAN").

1. I hereby irrevocably elect to defer $_______________ (not less than $5,000) of my compensation for services to be performed from January 1 through December 31, 1997, and $____________ or _____% of any bonus compensation or commissions above my draw to be received in 1997.


2. I hereby irrevocably elect that the amounts deferred in accordance with Paragraph 1, together with any net earnings with respect to such amounts to which I am entitled under the terms of the Plan (my "account balance") shall be paid to me at the following time:


     a. ______ On the earlier of the date my  employment  ceases for any reason, or January 1, 20___ (the date selected may not be earlier than January 1, 2000).

     b. ______ On the date my employment ceases for any reason.

I understand that Swank, Inc. has 30 days after my employment ceases to make the distribution to me, unless I have made a different election under Paragraph 3.


3. I understand that if I am dismissed by Swank, Inc., or in the event of my death or disability, my account balance will be distributed to me or to my Beneficiary in a lump sum no later than 30 days following my dismissal, death or disability, as the case may be. If my employment with Swank, Inc. ceases for any other reason, I elect to receive my benefits as follows:

     a._______  In a lump sum,  not  later  than 30 days  following  the date my employment ceases; or

     b._______  In annual  installments  over a period of _____  years (not more than 10), with the first installment to be paid not later than 30 days after the date my employment ceases. Each succeeding installment will be paid on each succeeding January 2nd, under my entire account balance has been distributed to me.




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4. I elect to have the following  measuring  fund(s) (no more than 3) be used in determining the net earnings (or losses, if any) by which my account balance will be increased or reduced. Investment elections may be made only in multiples of 10%. I understand that I may change my investment election only on the last business day of a calendar quarter. I further understand that neither Swank, Inc. nor the Committee administering the Plan shall be responsible or held liable for the investment performance of any fund made available hereunder.


                    Fund Manager         Fund                        Percentage
                    ------------         ----                        ----------
Bankers Trust                       Equity Index                      ______%

Blairlogie Capital Management       Emerging Markets                  ______%

Capital Guardian                    Growth                            ______%

Columbus Circle Investors           Aggressive Equity                 ______%

Janus                               Growth LT                         ______%

J.P. Morgan Investment              Equity Income                     ______%

                                    Multi-Strategy                    ______%

Templeton                           International                     ______%

PIMCO                               Managed Bond                      ______%

                                    Government Securities             ______%

Pacific Mutual                      Money Market                      ______%

                                    High-Yield Bond                   ______%

M Financial Advisors                Edinburgh Overseas Equity         ______%
Edinburgh Fund Managers

MFI-Turner Investment Partners      Turner Core Growth                ______%

MFI-Frontier Capital Management     Frontier Capital Appreciation     ______%

MFI-Franklin Portfolio Associates   Enhanced U.S. Equity Fund         ______%


Dated: ________________                          _______________________________
                                                    Signature


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